UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

Sauer Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53598	26-3261559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2326 Teller Road, Newbury Park, California	91320
(Address of principal executive offices)	(Zip Code)

(888) 829-8748
Registrant’s telephone number, including area code

BCO Hydrocarbon Ltd.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrants Certifying Accountant

Effective December 8, 2010, Child, Van Wagoner & Bradshaw, PLLC (“CVB”), the Registrant’s independent accountant, and the accountant engaged to audit the Registrant’s financial statements,  was dismissed by the Registrant’s board of directors on and replaced with John Kinross-Kennedy.

The audit report of CVB on the Registrant’s financial statements for the years ended August 31, 2008 and August 31, 2009 expressed an unqualified opinion and included an explanatory paragraph relating to the Registrant’s ability to continue as a going concern due to the Registrant’s cash flow constraints, accumulated deficit, and recurring losses from operations.  Such audit report did not contain any other adverse opinion or disclaimer of opinion or qualification. During the Registrant’s two most recent fiscal years and the period from the end of the most recently completed fiscal year through the date of the December 8, 2010 Board action, there were no disagreements with CVB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of CVB, would have caused such entity to make reference to such disagreements in its reports. During the Registrant’s two most recent fiscal years and through the date of the December 8, 2010 Board action, no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K) occurred that would be required by Item 304(a)(1)(v) to be disclosed in this report.

During the Registrant’s two most recent fiscal years and the period from the end of the most recently completed fiscal year through the December 8, 2010 Board action, neither the Registrant nor anyone on its behalf consulted John Kinross-Kennedy regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided that John Kinross-Kennedy concludes was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has requested CVB and John Kinross-Kennedy to review the disclosures contained in this report and have asked each of them to furnish the Registrant with a currently dated letter addressed to the SEC containing any new information, clarification of the expression of the Registrant’s views or the respects in which it does not agree with the statements made by it in response to Item 304(a) of Regulation S-K. A copy of each such letter is filed as an exhibit to this report or will be filed with an amendment to this report.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

Exhibit Number	Description
16.1	Letter re change in certifying accountant from John Kinross-Kennedy, CPA dated December 12, 2010	Filed herewith
16.2	Letter re change in certifying accountant from Child Van Wagoner Bradshaw, PLLC dated December 13, 2010	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUER ENERGY, INC.
December 13, 2010	By: /s/ Dieter R. Sauer, Jr.
Dieter R. Sauer, Jr. Director and President